Exhibit 21

SAIC, INC.

SUBSIDIARIES OF REGISTRANT

AMSEC Corporation

AMSEC LLC

AMSEC Subsidiary Holding Corp.

B D Systems, Inc.

Calanais Pension Trustee Co. Ltd.

Campus Point Realty Corporation

Eagan, McAllister Associates, Inc.

EAI Corporation

Hicks & Associates, Inc.

InQuirion Pty Limited

JMD Development Corporation

MEDPROTECT LLC

Opta Ltd.

Planning Consultants, Incorporated

SAIC (Bermuda) Ltd.

SAIC Engineering, Inc.

SAIC Engineering of North Carolina, Inc.

SAIC Engineering of Ohio, Inc.

SAIC Europe Limited

SAIC-Frederick, Inc.

SAIC Global Technology Corporation

SAIC Limited

SAIC Pty Ltd.

SAIC Services, Inc.

SAIC Venture Capital Corporation

Science Applications International Corporation

Science Applications International (Barbados) Corporation

Science Applications International Corporation (SAIC Canada)

Science Applications International Corporation de Venezuela, S.A.

Science Applications International, Europe S.A.R.L.

Science Applications International Germany GmbH

Varec Holdings, Inc.

Varec, Inc.

VCC Holdings Corp.